    As filed with the Securities and Exchange Commission on July 21, 2000
                         SEC Registration No. 333-93647

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 Amendment No. 4
                                       to
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           1STOPSALE.COM HOLDINGS INC.
                 (Name of small business issuer in its charter)

Delaware                             5961                          23-3020677
(State or                (Primary Standard Industrial)          (I.R.S. Employer
jurisdiction of           Classification Code Number)            Identification
incorporation or                                                     Number.)
organization)

                         1422 Chestnut Street, Suite 410
                           Philadelphia, PA 19102-2510
                              Phone: (215) 569-9175
                               Fax: (215) 569-4710
    (Address and telephone number of registrant's principal executive offices and principal place of business)

                                   William Tay
                      President and Chief Executive Officer
                         1422 Chestnut Street, Suite 410
                           Philadelphia, PA 19102-2510
                              Phone: (215) 569-9175
                               Fax: (215) 569-4710
                            Email: wtay@1stopsale.com
           (Name, address, and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
Title of each class|Amount to be|Proposed maximum   |Proposed maximum|Amount
of securities to be|registered |offering price/unit|aggregate price |of fee registered
Common Stock         5,000,000        $0.20           $1,000,000      $264.00*
--------------------------------------------------------------------------------

* Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                   SUBJECT TO COMPLETION DATED, JULY 21, 2000

PROSPECTUS

                              [LOGO 1STOPSALE.COM]

                           1STOPSALE.COM HOLDINGS INC.

                                5,000,000 Shares

                                  Common Stock

                         Offering Price $0.20 per share

         This is our initial public offering so there is currently no public market for our shares.

         An investment in us is risky, especially given our young age. Only people who can afford to lose the money they invest in us should invest in our shares. A full discussion of the risks of owning our shares begins at page 7 of this prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our shares or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

------------------------------------------------------------------------------
                                      Price to  Commissions &   Proceeds to
                                      Public(1) Discounts(1)(2)    Us (2)
Per Share                               $0.20       $.00           $0.20
Total                                $ 1,000,000    $.00        $1,000,000
------------------------------------------------------------------------------


1) The offering price is payable in cash upon subscription. The offering will be managed by us and the shares will be offered and sold by our officers, without any discounts or other commissions

2) Proceeds to us are shown before deducting other offering expenses payable by us for legal and accounting fees and printing costs.

         We will offer the shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our shares in a direct participation offering and no one has agreed to buy any of our shares. There is no minimum amount of shares we must sell so no money raised from the sale of our stock will go into escrow, trust or another similar arrangement. The offering will remain open until August 1, 2001, unless we decide to cease selling efforts prior to this date.

         The information in this prospectus is not complete and may be changed. We may not sell our shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell our shares and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.

                           1STOPSALE.COM HOLDINGS INC.
                              1422 Chestnut Street
                              4th Floor, Suite 410
                           Philadelphia, PA 19102-2510

                   The date of this prospectus is July 21, 2000

                                -----------------
                                TABLE OF CONTENTS
                                -----------------

                                                                          Page
                                                                          ----

Prospectus Summary...........................................................6

Risk Factors.................................................................7

   Our Company Is Only Recently Organized With No Operating History
     Which Makes An Evaluation Of Us Difficult...............................7

   Because Of Our Lack Of Funds And Past Losses, Our Accountants'
     Audit Report Indicates There Is Substantial Doubt About Our
     Ability To Continue As A Going Concern..................................7

   The Success Of Our Company Is Dependent On Our Management Who Has
     Limited Experience And Will Not Spend Full Time Working For Our
     Company Which Makes Our Future Even More Uncertain......................7

   Our Business Is Capital Intensive And We Have No Significant
     Operating Capital So We Are Dependent Upon This Offering To Be
     Able To Implement Our Business Plan And Our Lack Of Revenues
     And Profits May Make Our Obtaining Additional Capital More
     Difficult...............................................................7

   Failure To Attract And Retain Qualified Personnel Could Harm Our
     Business And Operating Results..........................................8

   There Is No Current Public Market For Our Shares And There Can
     Be No Assurance That One Will Develop In The Future, Thus
     Limiting The Transferability Of Our Shares..............................8

   Our Certificate Of Incorporation Contains Provisions Limiting
     The Liability Of Our Directors To Us And Our Stockholders...............8

   Our Management May Begin Selling Shares In October, 2000,
     Potentially Depressing The Price Of The Shares In This Offering.........8

   Since This Is A Direct Participation Offering And There Is No
     Underwriter, We May Not Be Able To Sell Any Shares Ourselves............8

Use Of Proceeds.............................................................10

Determination Of Offering Price.............................................11

Dilution....................................................................11

Plan Of Distribution........................................................13

Special Note Regarding Forward-Looking Statements...........................13

Legal Proceedings...........................................................14

Directors, Executive Officers, Promoters And Control Persons................14

Security Ownership Of Certain Beneficial Owners And Management..............15

Description Of Securities...................................................15

Shares Eligible For Future Sale.............................................17

Certain Transactions........................................................19

Business....................................................................20

Management Discussion And Analysis Or Plan Of Operation.....................28

Legal Matters...............................................................29

Experts.....................................................................29

Available Information.......................................................29

Financial Statements........................................................F1


         Until ___________________________, 2000, all dealers that effect transactions in our shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

         1STOPSALE.COM HOLDINGS INC. was incorporated under the laws of the State of Delaware on October 5, 1999. We have not commenced active business operations and are considered a development stage enterprise.

         We intend to become a holding company engaged in building a network of successful Internet-based retail operating companies, joint ventures, strategic alliances, and partnerships.

         We hope to become the first true Internet commerce conglomerate by not limiting to a single area of electronic commerce or e-commerce. Rather than limiting activities to books, CD's, computers, or any other one class of product, we will aggressively pursue a diverse range of commercial Internet activities.

         Our principal office is currently located at 1422 Chestnut Street, Suite 410, Philadelphia, Pennsylvania 19102. Our telephone number at that location is (215) 569-9175 and our facsimile number is (215) 569-4710. Our web site can be located at http://www.1stopsale.com. The information on our web site is not part of this prospectus.


                                  The Offering

Securities Offered........ 5,000,000 shares of common stock.

Offering Price............ The shares are offered at $0.20 per share for total gross offering proceeds of $1,000,000.

Terms Of The Offering..... There is no minimum offering.  Accordingly, as shares are sold, we will use the money raised for our activities. The offering will remain open until August 1, 2001, or an additional 60 days in the sole discretion of our management, unless the total proceeds are earlier received or we determine, in our sole discretion to cease selling efforts.

Use Of Proceeds........... We intend to use the net proceeds of this offering primarily for the development of our books and music retail web sites and related activities, computer and office equipment purchases and for working capital and general corporate purposes.

Plan Of Distribution...... This is a direct participation offering, with no commitment by anyone to purchase any shares. The offering will be managed by us and the shares will be offered and sold by our principal executive officers, without any discounts or other commissions.

                                  RISK FACTORS

         Any investment in our common stock involves a high degree of risk. You should carefully consider the following information about these risks, Together with the other information contained in this prospectus, before you decide whether to buy our common stock. If any of the following risks actually occur, our business, results of operations and financial condition would likely suffer. In any such case, the market price of our common stock could decline, and you may lose all or part of the money you paid to buy our common stock.

         The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties, including those not presently known to us or that we currently deem immaterial, may also impair our business.

         We Were Only Recently Organized With No Operating History Which Makes An Evaluation Of Us Difficult. We were recently organized on October 5, 1999 and we are a start-up company. We have no operating history and we do not have any business prior to our organization. There is nothing at this time on which to base an assumption that our business plans will prove successful, and there is no assurance that we will be able to operate profitably. You should not invest in this offering unless you can afford to lose your entire investment.

         Because Of Our Lack Of Funds And Past Losses, Our Accountants' Audit Report Indicates There Is Substantial Doubt About Our Ability To Continue As A Going Concern. Our independent certified public accountants have pointed out that we have incurred losses since our inception and has not yet been successful in establishing profitable operations, raising substantial doubt about our ability to continue as a going concern. Therefore, our ability to continue as a going concern is highly dependent upon obtaining additional financing for our planned operations. If we are unable to raise additional capital then you may lose your entire investment.

         Our Success Is Dependent On Our Management Who Has Limited Experience And Will Not Spend Full Time Working For Us Which Makes Our Future Even More Uncertain. As compared to many other public companies, we do not presently have a depth of managerial and technical personnel. Our management has only limited experience with the business proposed to be engaged in by us. Furthermore, William Tay, our sole officer and director will not be employed full time, at least initially, as he is involved with other businesses and have other interests which could give rise to conflicts of interest with respect to the business of and the amount of time devoted to us.

         Our Business Is Capital Intensive And We Have No Significant Operating Capital So We Are Dependent Upon This Offering To Be Able To Implement Our Business Plan And Our Lack Of Revenues And Profits May Make Our Obtaining Additional Capital More Difficult. We presently have no significant operating capital and we are totally dependent upon receipt of the proceeds of this offering to provide the capital necessary to commence our proposed business. Upon completion of the offering, the amount of capital available to us will still be extremely limited, especially if less than the total amount of the offering is raised since this is not an underwritten offering. We have no commitments for additional cash funding beyond the proceeds expected to be received from this offering. In the event that the proceeds from this offering are not sufficient given the capital intensive nature of our business, we may need to seek additional financing from commercial lenders or other sources, for which we presently have no commitments or arrangements.

          Failure To Attract And Retain Qualified Personnel Could Harm Our Business And Operating Results. Our success will depend, in part, upon our ability to attract and retain qualified employees, technical consultants and management personnel. We are unable to provide any assurance or guarantee that we will be able to attract, integrate or retain sufficiently qualified personnel. Our inability to retain additional qualified personnel in the future could harm our business and operating results.

         There Is No Current Public Market For Our Shares And There Can Be No Assurance That One Will Develop In The Future, Thus Limiting The Transferability Of Our Shares. There is currently no market for any of our shares and no assurances are given that a public market for such securities will develop after the closing of this offering or be sustained if developed. While we plan following the closing of this offering to take affirmative steps to request or encourage one or more broker/dealers to act as a market maker for our securities, no such efforts have yet been undertaken and no assurances are given that any such efforts will prove successful. As such, investors may not be able to readily dispose of any shares purchased hereby.

         Our Certificate Of Incorporation Contains Provisions Limiting The Liability Of Our Directors To Us And Our Stockholders. Our Certificate of Incorporation contains provisions, authorized by Delaware law, which eliminate our directors' liability for breach of fiduciary duty except under limited circumstances. These provisions may limit our ability to have any remedy against a director who breaches his fiduciary duty.

         Our Management May Begin Selling Shares In October, 2000, Potentially Depressing The Price Of The Shares In This Offering. All of our presently outstanding shares of common stock, aggregating 11,500,000 shares of common stock, are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant thereto. Mr. William Tay, our principal executive officer, owns an aggregate of 11,500,000 restricted shares that he could begin to sell under Rule 144 beginning on October 7, 2000. A sale of shares by Mr. Tay may have a depressing effect upon the price of our common stock, offered hereby, in any market that might develop.

         Since This Is A Direct Participation Offering And There Is No Underwriter, We May Not Be Able To Sell Any Shares Ourselves. No underwriter has been retained by us to sell these shares. This offering is being conducted as a direct participation offering, meaning there is no guarantee as to how much money we will be able to raise through the sale of our shares. Our sole officer will be selling the shares himself and has limited prior experience in selling securities. If we fail to sell all the shares we are trying to sell, our ability to implement our business plan will be materially effected, and you may lose all or substantially all of your investment.



             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                 USE OF PROCEEDS

         The net proceeds to us from the sale of the 5,000,000 shares offered hereby at a public offering price of $0.20 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $55,000 for legal, accounting, printing and other costs in connection with the offering.

         The table below shows how proceeds from this offering would be used for scenarios where we sell various amounts of the shares and the priority of the use of net proceeds in the event actual proceeds are not sufficient to accomplish the uses set forth. Pending use, we will invest the net proceeds in investment-grade, short-term, interest bearing securities.



Percent of total shares offered              25%         50%         75%         100%
                                             ($)         ($)         ($)         ($)
                                          ---------   ---------   ---------   ---------
Shares sold                               1,250,000   2,500,000   3,750,000   5,000,000
Gross proceeds from offering                250,000     500,000     750,000   1,000,000
Less: offering expenses                      55,000      55,000      55,000      55,000
Net proceeds from offering                  195,000     445,000     695,000     945,000
Use of net proceeds
  Accounting & legal fees                    15,000      40,000      55,000      70,000
  Web site development (1stopsale.com)       70,000     150,000     175,000     200,000
  Computer & office equipment                25,000      65,000      75,000     100,000
  Internet access                            10,000      18,000      25,000      30,000
  Sales & marketing                          30,000      75,000     100,000     150,000
  Consulting fees                            15,000      20,000      35,000      50,000
  Compensation to management                 20,000      60,000      70,000      80,000
  Operating expenses & working capital       10,000      17,000     160,000     265,000
                                          ---------   ---------   ---------   ---------
Total use of proceeds                       195,000     445,000     695,000     945,000
                                          =========   =========   =========   =========



         It is possible that no proceeds may be raised from this offering. It is also possible that some, but not all, of the 5,000,000 shares offered will be sold. If fewer than all of the shares are sold, we will have to delay or modify our plan. There can be no assurance that any delay or modification will not adversely affect our development. If we require additional funds to develop our plan, such funds may not be available on terms acceptable to us.

         Possible working capital uses include advertising and other ongoing selling, general and administrative expenses, to be determined by our executive officers based upon their assessment of our needs.

         Any funds not used for the purposes indicated will be used for general working capital. If less than the entire offering is received, funds will be applied according to the priorities outlined above. For example, if $105,000 is received, $15,000 will be used to pay for accounting and legal fees, $70,000 will be used to develop and maintain the web sites and the remaining $20,000 will be spent on purchasing computer and office equipment. If less than $15,000 is received, the entire amount will be applied toward legal and accounting fees.

                         DETERMINATION OF OFFERING PRICE

         There is no established public market for the shares of common stock being registered. As a result, the offering price and other terms and conditions relative to the shares of common stock offered hereby have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.

                                    DILUTION

         You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

         Dilution is the difference between the public offering price of $0.20 per share for the common stock offered herein, and the net tangible book value per share of the common stock immediately after its purchase. Our net tangible book value per share is calculated by subtracting our total liabilities from our total assets less any intangible assets, and then dividing by the number of shares then outstanding.

         Our net tangible book value prior to the offering, based on the November 30, 1999 financial statements, was $11,500 or approximately $.001 per common share. Prior to selling any shares in this offering, we had 11,500,000 shares of common stock outstanding, which were purchased by the founding shareholder on October 6, 1999 for $11,500 or $.001 per share. We are now offering up to 5,000,000 shares at $0.20 per share. If all shares* offered herein are sold, we will have 16,500,000 shares outstanding upon completion of the offering. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering on all shares sold and payment and issuance of the additional shares of common stock in the offering, but does not take into consideration any other changes in our net tangible book value, will be $956,500 or approximately $0.06 per share. This would result in dilution to investors in this offering of $.14 per share, or 70% from the public offering price of $0.20 per share. Net tangible book value per share would increase to the benefit of our present stockholders from $.001 prior to the offering to $.06 after the offering, or an increase of $0.059 per share attributable to purchase of the shares by investors in this offering.

Dilution Table

         The following table sets forth the estimated net tangible book value ("NTBV") per share after the offering and the dilution to persons purchasing shares based upon various levels of sales achieved:


                                          1,250,000    2,500,000    3,750,000    5,000,000
                                         shares sold  shares sold  shares sold  shares sold
                                         -----------  -----------  -----------  -----------
Public offering price/share                 $0.20        $0.20        $0.20        $0.20
NTBV/share prior to offering                $0.001       $0.001       $0.001       $0.001
Increase attributable to new investors      $0.009       $0.029       $0.039       $0.059
Post offering pro forma NTBV/share          $0.01        $0.03        $0.04        $0.06
Dilution to new investors                   $0.19        $0.17        $0.16        $0.14


Comparative Data

         The following table sets forth with respect to existing shareholders and new investors, a comparison of the number of shares of common stock acquired from us, the percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share.


                         Shares Purchased     Total Consideration
                        -------------------   -------------------   Average Price
                          Number    Percent     Amount    Percent     Per Share
                        ----------  -------   ----------  -------   -------------
Existing shareholders   11,500,000    70%     $   11,500    1.1%       $0.001
New investors            5,000,000    30       1,000,000   98.9         0.20
                        ----------  ------    ----------  -------
    Total               16,500,000   100%     $1,011,500    100%       $0.061
                        ==========  ======    ==========  =======

-----
* It is possible we may not sell any of the shares, in which case our proceeds will be $0.

                              PLAN OF DISTRIBUTION

General

         The following discussion addresses the material terms of the plan of distribution.

         We are offering up to 5,000,000 shares of our common stock at a price of $0.20 per share to be sold by our executive officers and directors. The shares will be sold through our executive officers and directors, so no compensation will be paid with respect to those sales, except for reimbursement of expenses actually incurred on our behalf in connection with such activities. Since this offering is conducted as a direct participation offering, there can be no assurance that any of the shares will be sold. A subscription agreement, the form of which is attached to this prospectus, will be required to be submitted by all purchasers of the shares.

         The offering shall be conducted by our president, William Tay. Although Mr. Tay is an associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, Mr. Tay is deemed not to be a broker for the following reasons:

         * He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.

         * He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

         * He is not an associated person of a broker or dealers at the time of his participation in the sale of our securities.

         * He will restrict his participation to the following activities:

           A. Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

           B. Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

           C. Performing ministerial and clerical work involved in effecting any transaction.

         As of the date of this prospectus, no broker has been retained by us for the sale of securities being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

         The offering will remain open for a period until August 1, 2001 or an additional 60 days in our sole discretion, unless the entire gross proceeds are earlier received or we decide, in our sole discretion, to cease selling efforts. Our officers, directors and stockholders and their affiliates may purchase shares in this offering.

No Escrow Of Proceeds

         There is no escrow of any of the proceeds of this offering. Accordingly, we will have use of such funds once we accept a subscription and funds have cleared. Such funds shall be non-refundable to subscribers except as may be required by applicable law.

Penny Stock Reform Act Of 1990

         The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure for trades in any stock defined as a penny stock. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to exceptions. Under this rule, broker/dealers who recommend these securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction before sale. Our shares will probably be subject to the Penny Stock Reform Act, thus potentially decreasing the ability to easily transfer our shares.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

       Some of the statements under the "Prospectus Summary," "Risk Factors," "Management Discussion and Analysis or Plan of Operation," "Business" and elsewhere in this prospectus constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 (the "Litigation Reform Act"). Section 27A(b)(2)(D) of the Securities Act of 1933 and Section 21E(b)(2)(D) of the Securities Exchange Act of 1934, as amended, as promulgated by the Litigation Reform Act, expressly state that the safe harbor for forward-looking statements does not apply to statements made in connection with an initial public offering. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

         In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "intend", "expects," "plan," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

                                LEGAL PROCEEDINGS

         We are not a party to or aware of any threatened litigation of a material nature.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers And Directors

         The following table sets forth our directors and executive officers, their ages, term served and all of our officers and their positions. A director is elected for a period of one year and thereafter serves until his or her successor is duly elected by the stockholders and qualifies. Officers and other employees serve at the will of the Board of Directors.

         There are no arrangements or understandings regarding the length of time a director is to serve in such a capacity. Our director holds no directorships in any other company subject to the reporting requirements of the Securities Exchange Act of 1934.



Name of Director           Age      Term Served           Positions with Company
----------------           ---      ---------------       ----------------------
William Tay                29       Since inception       President, Secretary-
                                                          Treasurer & Director


         Mr. Tay will serve as management of 1StopSale.com. A brief description of his background and business experience is as follows:

         William Tay, is the founder of 1StopSale.com. Mr. Tay has been the President, Secretary-Treasurer and Director since our inception on October 5, 1999. Previously, Mr. Tay was self-employed since 1994 where he designed and programmed numerous web sites for searching the Internet. Besides web programming, Mr. Tay is also the founder and sole owner of Com2000.net Inc., founded on September 1997, a Windows NT Web presence provider based in Philadelphia, PA. Mr. Tay has more than 5 years of Windows NT, Network Administration, HTML, Java, and CGI Perl programming experience. Mr. Tay has been involved in Internet technologies since 1994. Prior to 1994, Mr. Tay was a licensed NASD Series 7 Registered Representative.

         Mr. Tay initially will devote up to approximately 15 hours per week of his time to our affairs. If and when our business operations increase and a more extensive time commitment is needed, he is prepared to devote more time even on a full-time basis.

Executive Compensation

         Our sole director do not currently receive and has never receive any compensation for serving as a director to date. In addition, at present, there are no ongoing plans or arrangements for compensation of any of our officers. However, we expect to adopt a plan of reasonable compensation to our officers and employees when and if we become operational and profitable.

         The following table sets forth all compensation awarded to, earned by, or paid for services rendered to us in all capacities during the period ended December 31, 1999, by Mr. William Tay our sole executive officer whose salary and bonus for the period exceeded $100,000.

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

                                     Summary Compensation Table
                                   Long-Term Compensation Awards

Name and Principal             Compensation - 1999     ($)Number of shares
Position                      Salary       ($) Bonus   Underlying Options (#)
----------------------        ----------   ---------   ----------------------
William Tay, President           None         None             None

         We do not presently have a stock option plan but intend to develop an incentive based stock option plan for our officers and directors in the future and may reserve up to ten percent of our outstanding shares of common stock for that purpose.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of our common stock with respect to each of our named director and executive officer, each person known to us to be the beneficial owner of more than five percent (5%) of said securities, and all of our directors and executive officers as a group:

                           Title    Amount and Nature of  Percent   % After
Name and Address          of Class  Beneficial Ownership  of Class  Offering
----------------          --------  --------------------  --------  --------
William Tay                Common    11,500,000 shares      100%       70%
1422 Chestnut St.
4th Floor, Suite 410
Philadelphia, PA 19102

All officers & directors   Common    11,500,000 shares      100%       70%
as a group (1 person)

         Prior to the sale of any shares in this offering, these individuals are our only shareholders. After offering percentages are calculated assuming sale of all shares in this offering. The foregoing amounts include all shares these persons are deemed to beneficially own regardless of the form of ownership.

                            DESCRIPTION OF SECURITIES

         The following statements are qualified in their entirety by reference to the detailed provisions of our Articles of Incorporation and Bylaws. The shares registered pursuant to the registration statement of which this prospectus is a part are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Common Stock

         We are presently authorized to issue 50,000,000 shares of $.001 par value common stock. The holders of our common stock, including the shares offered hereby, are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefor. No holder of any shares of our common stock has a pre-emptive right to subscribe for any of our securities nor are any common shares subject to redemption or convertible into other securities. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights, so that the holders of more than

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

50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

         We have reserved from our authorized but unissued shares a sufficient number of shares of common stock for issuance of the shares offered hereby. The shares of common stock issuable on completion of the offering will be, when issued in accordance with the terms of the offering, fully paid and non-assessable. During the pendency of the offering, subscribers will have no rights as stockholders until the offering has been completed and the shares have been issued to them.

Preferred Stock

         We are also presently authorized to issue 500,000 shares of $.001 par value preferred stock. Under our Articles of Incorporation, as amended, the Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in such one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control without further shareholder action and may adversely effect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. The Board of Directors effects a designation of each series of preferred stock by filing with the Delaware Secretary of State a Certificate of Designation defining the rights and preferences of each such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the Delaware Secretary of State, or copies thereof may be obtained from us.

Options and Warrants

         We do not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our board of directors may later determine to authorize options and warrants for our company.

Dividend Policy

         We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. Our present intention is to utilize all available funds for the development of our business. There is no assurance that we will ever have excess funds available for the payment of dividends. The only legal restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future, are those restrictions imposed by State laws. Under Delaware corporate law, no dividends or other distributions may be made which would render a company insolvent or reduce assets to less than the sum of its liabilities plus the amount needed to satisfy any outstanding liquidation preferences.

Transfer Agent

         We intend to use Stocktrans, Inc., 7 East Lancaster Avenue, Ardmore, Pennsylvania 19003 as our transfer agent and registrar for the common stock upon completion of the offering.

Shares Eligible For Future Sale

         Upon completion of this offering, we will have 16,500,000 shares of common stock outstanding, if we sell all of the shares in this offering. Of these shares, the 5,000,000 shares to be sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 described below.

         The remaining 11,500,000 of common stock held by existing stockholders were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act. These shares will become eligible for sale on October 7, 2000, subject to the limitations of either Rule 144 or Rule 701. We cannot predict the effect, if any, that offers or sales of these shares would have on the market price. Nevertheless, sales of significant amounts of restricted securities in the public markets could adversely affect the fair market price of the shares, as well as impair our ability to raise capital through the issuance of additional equity shares.

         In general, under Rule 144, a person who has beneficially owned shares for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (1) one percent of the then outstanding shares of common stock or (2) the average weekly trading volume in the common stock in the over-the-counter market during the four calendar weeks preceding the date on which notice of the sale is filed, provided several requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock which are not restricted securities.

         Under Rule 144(k), a person who is not an affiliate and has not been an affiliate for at least three months prior to the sale and who has beneficially owned shares for at least two years may resell their shares without compliance with the foregoing requirements. In meeting the one-and two-year holding periods described above, a holder of shares can include the holding periods of a prior owner who was not an affiliate. The one-and two-year holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the shares from the issuer or an affiliate. Rule 701 provides that currently outstanding shares of common stock acquired under our employee compensation plans, and shares of common stock acquired upon exercise of presently outstanding options granted under these plans, may be resold beginning 90 days after the date of this prospectus:

o by persons, other than affiliates, subject only to the manner of sale provisions of Rule 144, and

o by affiliates under Rule 144 without compliance with its one-year minimum holding period, subject to some limitations.

         There is presently no agreement by any holder, including our "affiliates", of "restricted" shares not to sell their shares.

Penny Stock Regulation

         Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Commission. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Our certificate of incorporation contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director's liability to stockholders for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, including the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Our certificate of incorporation also contains provisions obligating us to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

         Following the close of this offering, we will be subject to the State of Delaware's business combination statute. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with a person who is an interested stockholder for a period of three years after the date of the transaction in which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates, owns, or, within three years prior to the proposed business combination, did own 15% or more of our voting stock. The statute could prohibit or delay mergers or other takeovers or change in control attempts and accordingly, may discourage attempts to acquire us.

         As permitted by Delaware law, we intend to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to exceptions. In addition, our bylaws provide that we are required to indemnify our officers and directors, employees and agents under circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we would be required to advance expenses to our officers and directors as incurred in proceedings against them for which they may be indemnified. The bylaws provide that we, among other things, will indemnify officers and directors, employees and agents against liabilities that may arise by reason of their status or service as directors, officers, or employees, other than liabilities arising from willful misconduct, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of ours in which indemnification would be required or permitted. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

         We have agreed to the fullest extent permitted by applicable law, to indemnify all our officers and directors.

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

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              CERTAIN TRANSACTIONS

         In connection with our organization, William Tay, the founding shareholder, our President, Secretary-Treasurer and Director, paid an aggregate of $11,500 cash to purchase 11,500,000 shares of our common stock.

         It is contemplated that we may enter into certain transactions with our officers, directors or affiliates which may involve conflicts of interest in that they will not be arms' length transactions. These transactions include the following:

         We presently have no office facilities but for the time being we will use as our business address the office of Mr. Tay on a rent free basis, until such time as our business operations may require more extensive facilities and we have the financial ability to rent commercial office space. There is presently no formal written agreement for the use of such facilities, and no assurance that such facilities will be available to us on such a basis for any specific length of time.

         We have no formal written employment agreement or other contracts with our officers, and there is no assurance that the services to be provided by them, and facilities to be provided by Mr. Tay, will be available for any specific length of time in the future. Mr. Tay anticipates initially devoting up to approximately 20% of his time to our affairs. If and when our business operations increase and a more extensive time commitment is needed, Mr. Tay is prepared to devote more time to our affairs, in the event that becomes necessary. The amounts of compensation and other terms of any full time employment arrangements would be determined if and when such arrangements become necessary.

                                    BUSINESS

History And Organization

         1STOPSALE.COM HOLDINGS INC. ("1STOPSALE.COM") was recently incorporated under the laws of the State of Delaware on October 5, 1999. We have not commenced business operations and we are considered a development stage enterprise. To date, our activities have been limited to organizational matters, designing of our web sites and the preparation and filing of the registration statement of which this prospectus is a part. In connection with our organization, our founding shareholder contributed an aggregate of $11,500 cash to capitalize us in exchange for 11,500,000 shares of our common stock. We have no significant assets, and we are totally dependent upon the successful completion of this offering and receipt of the proceeds therefrom, of which there is no assurance, for the ability to commence our proposed business operations.

         Our principal executive offices is currently located at 1422 Chestnut Street, Suite 410, Philadelphia, Pennsylvania 19102. The telephone number is
(215) 569-9175. The facsimile number is (215) 569-4710. Our web site can be located at http://www.1stopsale.com. The information on our web site is not part of this prospectus.

Proposed Business

         We intend to become a holding company engaged in building a network of successful Internet-based retail operating companies, joint ventures, strategic alliances, and partnerships.

         We hope to become the first true Internet commerce conglomerate by not limiting to a single area of electronic commerce or e-commerce. Rather than limiting activities to books, CD's, computers, or any other one class of product, we will aggressively pursue a diverse range of commercial Internet activities.

         There are no borders on the Internet, and even language barriers will become of little importance as new Internet software now in development allows customers around the world to view products and receive product information in their native language. Even before that advanced technology is in place, we hope to be able to offer a full range of products to domestic and international customers in urban or rural locations where local availability and wide selections are hard to find.

         If successfully implemented, we will have effectively:

o        been recognized as a leader in one-stop Internet shopping;

o minimized our exposure and risk to the down cycles which occur in specific industries; and

o increased web site traffic and revenue-generating opportunities by referring potential customers to other 1stopsale.com web sites or storefronts owned and operated by us rather than by a third-party.

Growth Of The Internet And Online Commerce

         The Internet is an increasingly significant global medium for communications, content and online commerce, enabling millions of people to share information and conduct business electronically. Growth in Internet usage in recent years has been fueled by a number of factors, including:

o the large and growing installed base of personal computers in the workplace and home,

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

o advances in the performance and speed of personal computers and modems,

o        improvements in network infrastructure and bandwidth;

o        easier and cheaper access to the Internet; and

o increased awareness of the Internet among businesses and consumers, and the rapidly expanding availability of online content and commerce which increases the value to users of being connected.

         The resulting growth of the Internet and online commerce has created substantial opportunity for companies to conduct business online. It is believed that Internet retailers are able to communicate more effectively with customers by providing the following:

o        visual product presentations;

o        up-to-date pricing and product information;

o better customer support, including opportunities for customer feedback;

o        product offerings tailored to customer preferences; and

o        electronic billing and payment systems.

Contrast To Traditional Retail Methods

         Store and catalog-based companies make up the traditional retail industry. These retailers' inherent structural limitations may preclude their taking full advantage of two major characteristics of today's marketplace. First, they cannot access the growing worldwide retail marketplace as readily as can e-commerce companies. Second, they simply cannot be as available to each individual customer's increasingly complex and busy daily schedules as can e-commerce companies.

         Additionally, traditional retailers face other challenges in competing against the new e-commerce company:

o They often incur large fixed costs of operation (building, store personnel, and inventory holding);

o Fixed costs often dictate that these retailers cannot expand quickly into new geographic regions;

o Manufacturers and large distributors who compete for scarce traditional retail shelf space incur a significant expense to gain this access, resulting in higher costs for the retailer;

o Even the very large superstores typically carry only about 4,000 items, and thus face the risk of obsolete inventory;

o The store-based retailers' merchandising process limits the speed at which they can change their merchandise mix and offer new products. Put simply, they must physically obtain, set up, and display the product before they can sell it;

o Personnel costs limit the number of hours during which store-based retailers may operate, thereby limiting customer access and convenience;

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

o Store-based retailers face challenges in hiring, training and retaining knowledgeable sales staff conversant and up-to-date on the broad array of products they expect to sell;

o Catalog retailers offer their customers the convenience of shopping from home or the office and more flexible hours of operation, but they are still constrained by catalog mailing, printing and associated expenses, and by the number of items they can feature and the amount of product information they can provide. A typical catalog retailer carries up to 40,000 items, but typically only features 2,000 - 3,000 items in any single catalog; and

o The entire catalog shopping experience is, in general, neither interactive nor personalized, yet requires extensive personnel support and manual intervention on behalf of the retailer to take and process orders.

         We believe that the traditional retailers' business model creates inefficiencies which are exacerbated by, for example, the large quantity of merchandise they carry and the rapidly changing world in which they operate. It is our belief that Internet-based retailers are in an excellent position to capitalize on these limitations by operating a more efficient business model.

         It should be noted that many of these traditional retailers and manufacturers are aware of the advantages of an Internet storefront as outlined previously, and are establishing or has established their Internet presence such as Wal-Mart, Barnes and Noble, the Gap and many others. As more established traditional retail and manufacturing companies expand onto the Internet, we will face greater competition which may result in reduced operating margins, loss of market share and a diminished brand franchise.

Internet Solution

         We have a good grasp of the main challenges facing the retailing industry and we hope to be able to address those and future challenges by adapting to the environment offered by the Internet. We believe that the main advantages of an Internet storefront, which we currently do not have any in operation nor being developed, and of e-commerce in general, are:

         Attractive economics of the Internet storefront -- As an Internet-only retailer, we are not constrained by the inherent limitations of store- and catalog-based retailers. Internet retailers enjoy structural economic advantages relative to traditional retailers, including:

o        low-cost and essentially unlimited shelf space;

o        flexible advertising and affordable merchandising opportunities;

o        ability to hire fewer workers;

o ability to keep pace with a fast-growing customer base by employing scaleable technology and systems; and

o ability to serve customers around the world from a single, domestic location.

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

         Customer Convenience and Satisfaction -- We believe that greater customer convenience will result in increased sales. Online customers will be able to purchase products 24 hours a day, seven days a week from their homes or offices. This convenience will, we believe, encourage consumers to purchase more items, enable them to act on impulse and to easily find products that they have found unattainable through traditional retailers.

         Comprehensive Product Selections -- We hope to be able to offer a broad range of products due to the low-cost and virtually limitless shelf space of an Internet storefront. This we believe will give us a significant advantage over traditional retailers, which may find it economically and physically impractical to offer such a large product range.

         Low-Cost Manufacturer Distribution Channel -- We intend to offer manufacturers "shelf space" within our proposed Internet storefront with no up-front cost, unlike traditional retailers which often charge suppliers for space within their stores or catalogs. This has three significant benefits:

o        we will earn better margins on certain products;

o manufacturers win additional shelf space without needing to fund up-front costs; and

o        customers are able to purchase products at a competitive price.

         Customer Service Availability -- Customers will benefit from improved support, both before and after making a purchase, via e-mail and telephone. Our proposed Internet storefronts will be designed to allow customers to follow the progress of their orders, and having the option to be notified when a desired back ordered product is available for shipment.

         Worldwide Customer Base -- We hope to be able to offer a complete range of products to customers in domestic and international, rural and urban locations. The worldwide nature of the Internet allows customers to purchase products which are unobtainable in their own local market.

1StopSale.Com Strategy

         As our Internet domain name, 1stopsale.com, implies, we plan to be a "web within the web" - a cluster of e-commerce web sites that satisfy consumer needs so completely that the consumer feels little need to venture outside the 1stopsale.com banner.

         Our objective is to become the first true Internet e-commerce conglomerate through the following key strategies:

         Building Brand Recognition -- We believe that building brand recognition of our proposed Internet storefronts is critical to attracting our customer base. Brand recognition starts with the simplicity of our Internet domain name 1stopsale.com. The consumer need make only one stop. 1stopsale.com. The consumer need remember only one name when logging on to the Internet. 1stopsale.com. The various marketing methods to accomplish this will include:

o developing strategic alliances with various Internet content providers and web sites of interest;

o the use of general and direct marketing campaigns through the Internet;

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o        the creation of a significant number of general and specific "links"
         from other web sites to our proposed Internet storefronts;

o the use of targeted non-Internet marketing programs with the aim of generating sales from consumers and businesses; and

o the creation of repeat business from customers through the use of specialized programs, including "personalization" features.

         Promoting Repeat Business -- We intend to use a variety of techniques to build customer loyalty and promote repeat buying. These include providing comprehensive information about the products we intend to sell, ensuring navigation of our proposed web sites is efficient and includes the ability to search the entire product range, the creation of personalized services and targeted communications and promotions, and the immediate availability of products.

         Development of Strategic Relationships -- We intend to seek strategic relationships and strategic marketing alliances with popular portals, Internet access providers, search engines, high traffic sites of interest, manufacturers, and technology providers to enhance our proposed Internet storefronts' technology and product assortment, build brand recognition and increase site traffic, and consequently to gain access to online customers and subsequent customer sales. In pursuing these relationships, we intend to seek exclusive or semi-exclusive positioning for the sales of our products on key screens of major Internet sites. The alliances will include the creation of affiliate networks and linking programs.

         Technology Focus and Expertise -- The Internet's ability to make instant and low-cost changes to product lines and content should enable us to:

o        increase the effectiveness of our merchandising;

o        personalize our customers' experiences; and

o        increase the efficiency of our proposed operations.

         Systems and technologies will be developed by us with the aim of personalizing the experience of visitors, both before and after purchase. We will aim to develop compelling promotion programs through the use of e-mail, newsletter and store advertising. We also intend to use technology to reduce transaction costs and improve the shopping experience of our customers. This will be achieved in the following ways:

o customer service will be automated using e-mail responses and online indicators of stock availability;

o improved product management will be achieved using automation to update the merchandise databases, promote particular product lines and provide links to product reviews; and

o improving communications with suppliers through the automation of purchasing, payment methods and accounting.

The 1StopSale.com Storefronts

         In contrast to most existing e-commerce outlets, our Internet storefront design will be developed to enable purchasers to buy from a variety of products lines from differing departments at once, using one purchase process. Other single-focus e-commerce outlets require that the customer repeat the same purchase process for each desired product category. Our customers will enter our proposed Internet storefronts through www.1stopsale.com or through specific sites with addresses that are both

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

easy to remember and relevant to the type of product we intend to offer. Examples include: books.1stopsale.com, music.1stopsale.com, dvds.1stopsale.com, pcs.1stopsale.com and macs.1stopsale.com.

         All our e-commerce web sites will be designed to accommodate new or returning customers who want to quickly purchase a particular product at an attractive price and customers who have more casual interests in browsing or information but who will hopefully become regular customers. Satisfying both classes of visitors is a challenge, but we believe web sites that accomplish this goal are in a strong competitive position.

         1stopsale.com proposed Internet storefronts will follow the Internet commerce convention of the "shopping basket" which allows customers to select and order multiple products without interrupting the process of browsing and searching. The "shopping basket" environment is a familiar one to experienced Internet shoppers and, as its name suggests, is familiar and comfortable for new users.

         At any time, customers may add or remove purchases from their "basket", and the knowledge that they can browse and select a number of products without committing to the purchases encourages them to pick up and consider many products during their visit.

         A customer who is ready to "check out" may review and finalize the content of their "basket" before activating the button that takes them to a secure server area. There, they enter their shipping information and preferences. Returning customers may be relieved, if they choose, of much of this task, because the server remembers their personal information such as credit card numbers and shipping addresses. We believe that most customers will use the secure server to enter credit card information and receive confirmation of the order and card verification. Some may opt to give this information by telephone. They will receive an order number to make only a brief call necessary. We will also allow customers the option of ordering and receiving product information by telephone at any time.

         The order processing server will be designed to also keep track of individual customer buying habits and preferences such as brand and may invite customers to indicate if they wish to receive newsletters and notification of special offers and promotions.

         Customers who have placed orders receive e-mail confirmation of the order, as well as e-mail updates as the order progresses through processing and shipping.

Marketing And Promotion

         Our marketing strategy is to promote, advertise and increase our brand visibility with the aim of attracting more customers. Multiple channels will be used, including:

o        the development of strategic alliances with major portal sites;

o        advertising on leading Internet sites and other media worldwide;

o        developing our affiliate network and linking programs; and

o        direct marketing.

         We will use multiple marketing channels with the aim of reducing reliance on any one source of customers, lowering customer acquisition costs, and maximizing brand recognition.

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

         Strategic Alliances -- We intend to pursue strategic relationships in order to build our presence on the Internet, increase our access to online customers, expand brand awareness, and enhance the underlying technology of our proposed Internet storefronts. In pursuing these relationships, we intend to seek exclusive or semi-exclusive positioning for the sales of computer related products on key pages of major Internet sites.

         Online Advertising -- We intend to utilize numerous online sales and marketing techniques to build brand recognition and drive traffic to our proposed Internet storefronts. These techniques will include banner advertising on various high-traffic Internet sites. Such banner advertisements can be permanently displayed for designated periods of time or displayed when a user searches for information relating to certain keywords (e.g. "Steven King" or "the Beatles").

         Direct Marketing -- We believe that the Internet provides additional opportunities for direct marketing to our customers through a variety of mechanisms, and we will explore direct marketing opportunities to target customers with customized offers such as an e-mail newsletter, special product offers and preferred customer offers.

         Internet Linking -- We believe it is important to create as many Internet "links" as possible to our proposed Internet storefronts. We intend to use an aggressive linking program from search engines, manufacturers' web sites, community, affinity and personal home pages.

       Customer Service -- We believe the strength of our customer support and service will play an important role in our ability to establish long-term relationships with customers, encouraging repeat visits and purchases. Customer support and service personnel are responsible for handling general customer inquiries, answering questions about the ordering process, and investigating the status of orders, shipments and payments.

Distribution And Fulfillment

         We do not carry any inventory and rely exclusively on third party vendors for distribution and fulfillment (the "fulfillment center"). We believe that this distribution strategy allows us to offer extensive selection while avoiding the high costs and capital requirements associated with owning and warehousing product inventory and the significant operational effort associated with same-day shipment.

         Our distribution system will be based on our supplier's fulfillment system. Typically, we transmit data to the fulfillment center collected by our proposed Internet storefronts through a secure network to ensure customer security and data integrity. The fulfillment center picks, packs and ships customer orders and charges us for merchandise, shipping and handling. We charge our customers only after orders are shipped and verified through the fulfillment center. Customer billing is expected to be performed through a third-party credit card processor.

         As of the date of this prospectus, we have not selected or contracted with any suppliers to provide fulfillment services of the goods that we intend to sell through our proposed Internet storefronts. However, we have narrowed down several large distribution and fulfillment facilities specializing in books, entertainment and computer products but we do not intend to contract with any single supplier until we are able to complete this offering.

Competition

         The electronic commerce industry is new, rapidly evolving and intensely competitive. Competition will likely intensify in the future. Barriers to entry are minimal; current and new competitors can launch sites at a relatively low cost. Each Internet storefront will compete based upon its ability to:

o        establish and maintain brand recognition and trust-worthiness;

o        attract and retain customers;

o        maintain depth and breadth in product selection;

o        accomplish low or competitive product pricing;

o        provide educational and authoritative information; and

o        provide responsive customer service.

         Many of our current and potential competitors have longer operating histories, larger customer or user bases, greater brand recognition and significantly greater financial, marketing and other resources. As the use of the Internet and other electronic services grows, online retailers may be acquired by, receive investments from, or enter into other commercial relationships with, larger, well-established and well-financed companies. Competitors have and may continue to adopt aggressive polices with regard to pricing or inventory availability. They also may devote substantially more resources to web site and systems development than us. Increased competition may result in reduced operating margins, loss of market share and a diminished brand franchise. Industry consolidation may also increase competition.

Intellectual Property

         We claim common law trademark for our logo, corporate name, and Internet storefronts - www.1stopsale.com, books.1stopsale.com, music.1stopsale.com, dvds.1stopsale.com, pcs.1stopsale.com, and macs.1stopsale.com.

Regulation Of Our Business

         We do not currently face direct regulation by any governmental agency, other than laws and regulations generally applicable to businesses.

         Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted in the U.S. and abroad with particular applicability to the Internet. It is possible that governments will enact legislation that may be applicable to us in areas including content, network security, encryption, data and privacy protection, electronic authentication or "digital" signatures, illegal and harmful content, access charges and retransmission activities. Moreover, the applicability to the Internet of existing laws governing issues including property ownership, content, taxation, defamation and personal privacy is uncertain.

         The majority of laws that currently regulate the Internet were adopted before the widespread use and commercialization of the Internet and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Any export or import restrictions, new legislation or regulation or governmental enforcement of existing regulations may limit the growth of the Internet, increase our cost of doing business or increase our legal exposure. Any of these factors could have a material adverse effect on our business, financial condition and results of operations.

         Violations of local laws may be alleged or charged by state or foreign governments and we may unintentionally violate local laws and local laws may be modified, or new laws enacted, in the future. Any of these developments could have a material adverse effect on our business, results of operations and financial condition.

Physical Facilities And Employees

         For the time being, we use the office facilities of William Tay, our President, in Philadelphia, Pennsylvania, on a rent free basis as our place of business. The office consists of one room with approximately 300 square feet and a telephone, and access to other common areas which include the use of a fax machine and personal computer. Our management does not intend to seek other office arrangements unless and until our business requires more extensive facilities, which is not anticipated in the foreseeable future. Initially, our only employee will be William Tay, our President, who anticipates spending approximately 15 hours per week of his time to our affairs.

             MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         The following discussion and analysis should be read in conjunction with our financial statements and the notes associated with them contained elsewhere in this prospectus. This discussion should not be construed to imply that the results discussed in this prospectus will necessarily continue into the future or that any conclusion reached in this prospectus will necessarily be indicative of actual operating results in the future. The discussion represents only the best present assessment of management.

Plan of Operations

         We were only recently incorporated on October 5, 1999. We have not commenced planned principal operations and we are considered a development stage enterprise. We have no significant assets, no active business operations and no results therefrom. To date, our activities have been limited to organizational matters and the preparation and filing of the registration statement of which this prospectus is a part.

         Our management's plan of operation for the next twelve months is first to raise funds from this offering. If the offering is successful, we intend to use the proceeds primarily to develop several fully functional, interactive Internet books and music retail web sites, acquiring computer and office equipment, and provide operating capital during the start up period of operations. Also during this time, we expect to hire several employees in the areas of web designing, Windows NT network administration and a computer programmer proficient in Microsoft's VisualBasic, ASP and SiteServer Commerce technologies.

         Inasmuch as there is no assurance that this offering will be successful and that we will receive any net proceeds therefrom, we have not entered into any contractual commitments and will not do so unless and until the offering is completed. Therefore there is absolutely no assurance that we will be able, with the proceeds of this offering, to successfully commence proposed business operations. At this time, no assurances can be given with respect to the timing of commencement of operations or the length of time after commencement that it will be necessary to fund operations from proceeds of this offering.

         Depending on the total amount raised in the offering, we believe that the net proceeds from the offering will provide working capital for one year after commencement of operations. However, there is no assurance of this. If we are unsuccessful, investors will have lost their money and we will not attempt to pursue further efforts with respect to such business, and it is unlikely we would have the financial ability to do so in any event. Instead management will call a shareholders meeting to decide whether to liquidate the company or what direction we will pursue, if any. However, we presently have no plans, commitments or arrangements with respect to any other potential business venture and there is no assurance we could become involved with any other business venture, especially any business venture requiring significant capital.

Liquidity and Capital Resources

         Presently our liquid resources are not sufficient to pay all of the costs of this offering. We are dependent on completing this offering successfully in order to obtain the funding necessary to implement our business plan described above. Our auditors have issued a "going concern" opinion in Note 5 of our audited financial statements which forms a part of this prospectus, indicating that we were recently organized, have incurred losses since inception and have not yet been successful in establishing profitable operations. We have accumulated $1,606 in losses since inception through March 31, 2000, as indicated in our interim financial statements. These factors raise substantial doubt in our ability to continue as a going concern. If we are unable to raise the funds in this offering during the next twelve months, we will not remain as a viable going concern and investors may lose their entire investment.

         To the extent we are able to obtain substantial capital for our use and purposes from this offering, we will be able to move out of the planning stage and proceed with implementing our business plan.

                                  LEGAL MATTERS

         The validity of the shares offered under this prospectus is being passed upon for us by Hoge Carter Holmes PLLC, Attorneys and Counselors, Hampton Court, Suite 600, 4311 Oaklawn, Dallas, Texas 75219.

                                     EXPERTS

         The financial statements of 1STOPSALE.COM HOLDINGS INC. for the period from inception on October 5, 1999 through November 30, 1999, included in this prospectus have been examined by Pritchett, Siler & Hardy, P.C., independent certified public accountants, as indicated in their report, and are included in this prospectus in reliance on the report given upon the authority of that firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

         We filed a registration statement on Form SB-2 with the United States Securities and Exchange Commission, under the Securities Act of 1933, covering the securities in this offering. As permitted by rules and regulations of the Commission, this prospectus does not contain all of the information in the registration statement. For further information regarding both 1STOPSALE.COM HOLDINGS and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained upon request and payment of prescribed fees.

         As of the date of this prospectus, we became subject to the information requirements of the Securities Exchange Act of 1934. Accordingly, we will file reports and other information with the Commission. These materials will be available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: New York Regional Office, 75 Park Place, New York, New York 10007; Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661. Copies of the material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site located at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file reports electronically with the Commission. The site is accessible by the public through any Internet access service provider.

         Copies of our Annual, Quarterly and other Reports filed with the Commission, starting with the Quarterly Report for the first quarter ended after the date of this prospectus (due 45 days after the end of the quarter) will also be available upon request, without charge, by writing 1StopSale.com Holdings Inc., 1422 Chestnut Street, 4th Floor, Suite 410, Philadelphia, PA 19102-2510.

                               FINANCIAL STATEMENTS

Index to Financial Statements

Unaudited Balance Sheet dated March 31, 2000
Unaudited Statement of Operations for the four months ended March 31, 2000 and the Period From Inception (October 5, 1999) to March 31, 2000
Unaudited Statement of Cash Flows for the four months ended March 31, 2000 and the Period From Inception (October 5, 1999) to March 31, 2000
Notes to Financial Statements

Independent Auditors' Report dated December 7, 1999
Balance Sheet dated November 30, 1999
Statement of Operations for the Period From Inception (October 5, 1999) to
  November 30, 1999
Statement of Stockholders' Equity for the Period From Inception
  (October 5, 1999) to November 30, 1999
Statement of Cash Flows for the Period From Inception (October 5, 1999) to
  November 30, 1999
Notes to Financial Statements

                           1STOPSALE.COM HOLDINGS INC.
                          [A Development Stage Company]
                                   (Unaudited)


                                  BALANCE SHEET



                                      ASSETS


                                                          March 31,
                                                            2000
                                                        -------------
CURRENT ASSETS:
  Cash in bank                                          $       9,997
                                                        -------------
             Total Current Assets                               9,997
                                                        -------------
                                                        $       9,997
                                                        =============


                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
  Accounts payable - related party                      $         103
                                                        -------------
        Total Current Liabilities                                 103
                                                        -------------

STOCKHOLDERS' EQUITY:
  Preferred stock, $.001 par value,
   500,000 shares authorized,
   0 shares issued and outstanding                                  -
  Common stock, $.001 par value,
   50,000,000 shares authorized,
   11,500,000 shares issued
   and outstanding                                             11,500
  Capital in excess of par value                                    -
  Deficit accumulated during the
    development stage                                          (1,606)
                                                        -------------
        Total Stockholders' Equity                              9,894
                                                        -------------
                                                        $       9,997
                                                        =============

    The accompanying notes are an integral part of this financial statement.

                           1STOPSALE.COM HOLDINGS INC.
                          [A Development Stage Company]
                                   (Unaudited)


                             STATEMENT OF OPERATIONS



                                      Four Months          From Inception
                                         Ended              on October 5,
                                       March 31,            1999 Through
                                         2000              March 31, 2000
                                     -------------         --------------

REVENUE                              $         -           $         -

EXPENSES
   General and Administrative             (1,503)               (1,606)
                                     ------------          ------------
LOSS BEFORE INCOME TAXES                  (1,503)               (1,606)

CURRENT TAX EXPENSE                            -                     -

DEFERRED TAX EXPENSE                           -                     -
                                                           ------------

NET LOSS                             $    (1,503)          $    (1,606)
                                     ============          ============

LOSS PER COMMON SHARE                $      (.00)          $      (.00)
                                     ============          ============

    The accompanying notes are an integral part of this financial statement.


                           1STOPSALE.COM HOLDINGS INC.
                          [A Development Stage Company]
                                   (Unaudited)

                             STATEMENT OF CASH FLOWS

                         NET INCREASE (DECREASE) IN CASH


                                                                     Four Months         From Inception
                                                                        Ended             on October 5,
                                                                      March 31,           1999 Through
                                                                         2000            March 31, 2000
                                                                    -------------        --------------
Cash Flows to Provided by Operating Activities:
  Net loss                                                          $     (1,503)        $      (1,606)
  Adjustments to reconcile net loss to
    net cash used by operating activities:
     Changes is assets and liabilities:
          Increase in accounts payable related party                           -                   103
                                                                    -------------        --------------
            Net Cash Provided (Used) by Operating Activities              (1,503)               (1,503)
                                                                    -------------        --------------
Cash Flows Provided by Investing Activities                                    -                     -
                                                                    -------------        --------------
            Net Cash Provided by Investing Activities                          -                     -
                                                                    -------------        --------------
Cash Flows Provided by Financing Activities:

Proceeds from issuance of common stock                                         -                11,500
                                                                    -------------        --------------

            Net Cash Provided by Financing Activities                          -                11,500
                                                                    -------------        --------------
Net Increase (decrease) in Cash                                           (1,503)               (1,503)

Cash at Beginning of Period                                               11,500                11,500
                                                                    -------------        --------------
Cash at End of Period                                               $      9,997         $       9,997
                                                                    =============        ==============

Supplemental Disclosures of Cash Flow Information:

  Cash paid during the period for:
   Interest                                                         $          -         $           -
   Income taxes                                                     $          -         $           -

Supplemental Schedule of Noncash Investing and Financing Activities:        None                  None


    The accompanying notes are an integral part of this financial statement.

1STOPSALE.COM HOLDINGS INC.
Notes to Financial Statements

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions incorporated in Regulation S-B, Item 310(g) of the Securities and Exchange Commission, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed, has incurred losses since its inception and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties. In addition, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments and accruals) considered necessary for a fair presentation have been included.

The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. The accompanying financial statements should be read in conjunction with the Company's financial statements for the period ended November 30, 1999.

Basic loss per share was computed using the weighted average number of common shares outstanding.

                           1STOPSALE.COM HOLDINGS INC.
                          [A Development Stage Company]

                              FINANCIAL STATEMENTS

                                NOVEMBER 30, 1999
























                         PRITCHETT, SILER & HARDY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS

                           1STOPSALE.COM HOLDINGS INC.
                          [A Development Stage Company]




                                    CONTENTS

                                                                       Page
                                                                       ----

-  Independent Auditors' Report                                          1


-  Balance Sheet November 30, 1999                                       2


-  Statement of Operations, for the period from inception
         on October 5, 1999 through November 30, 1999                    3


-  Statement of Stockholders' Equity, from inception
         on October 5, 1999 through November 30, 1999                    4


-  Statement of Cash Flows, for the period from inception
         October 5, 1999 through November 30, 1999                       5


-  Notes to Financial Statements                                     6 - 8

                   [Letterhead Pritchett, Siler & Hardy, P.C.]



                          INDEPENDENT AUDITORS' REPORT


Board of Directors
1STOPSALE.COM HOLDINGS INC.
Philadelphia, PA


We have audited the accompanying balance sheet of 1StopSale.com Holdings Inc. [a development stage company] at November 30, 1999 and the related statement of operations, stockholders' equity and cash flows for the period from inception on October 5, 1999 through November 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of 1StopSale.com Holdings Inc. [a development stage company] as of November 30, 1999 and the results of its operations and its cash flows for the period from inception on October 5, 1999 through November 30, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that 1StopSale.com Holdings Inc. will continue as a going concern. As discussed in
Note 5 to the financial statements, 1StopSale.com Holdings Inc. was only recently formed, has incurred losses since its inception and has not yet been successful in establishing profitable operations, raising substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.



PRITCHETT, SILER & HARDY, P.C.

December 7, 1999
Salt Lake City, Utah

                           1STOPSALE.COM HOLDINGS INC.
                          [A Development Stage Company]


                                  BALANCE SHEET



                                     ASSETS


                                                         November 30,
                                                             1999
                                                        -------------
CURRENT ASSETS:
  Cash in bank                                          $      11,500
                                                        -------------
             Total Current Assets                              11,500
                                                        -------------
                                                        $      11,500
                                                        =============


                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
  Accounts payable - related party                      $         103
                                                        -------------
        Total Current Liabilities                                 103
                                                        -------------

STOCKHOLDERS' EQUITY:
  Preferred stock, $.001 par value,
   500,000 shares authorized,
   0 shares issued and outstanding                                  -
  Common stock, $.001 par value,
   50,000,000 shares authorized,
   11,500,000 shares issued
   and outstanding                                             11,500
  Capital in excess of par value                                    -
  Deficit accumulated during the
    development stage                                            (103)
                                                        -------------
        Total Stockholders' Equity                             11,397
                                                        -------------
                                                        $      11,500
                                                        =============

    The accompanying notes are an integral part of this financial statement.

                           1STOPSALE.COM HOLDINGS INC.
                          [A Development Stage Company]


                             STATEMENT OF OPERATIONS



                                                          From Inception
                                                           on October 5,
                                                           1999 Through
                                                         November 30, 1999
                                                         -----------------

REVENUE                                                    $         -

EXPENSES
   General and Administrative                                     (103)
                                                           ------------
LOSS BEFORE INCOME TAXES                                          (103)

CURRENT TAX EXPENSE                                                  -

DEFERRED TAX EXPENSE                                                 -
                                                           ------------

NET LOSS                                                   $      (103)
                                                           ============

LOSS PER COMMON SHARE                                      $      (.00)
                                                           ============

    The accompanying notes are an integral part of this financial statement.


                           1STOPSALE.COM HOLDINGS INC.
                          [A Development Stage Company]

                        STATEMENT OF STOCKHOLDERS' EQUITY

                  FROM THE DATE OF INCEPTION ON OCTOBER 5, 1999

                            THROUGH NOVEMBER 30, 1999

                                                                                         Deficit
                                                                                       Accumulated
                                  Preferred Stock        Common Stock      Capital in   During the
                               --------------------- --------------------- Excess of   Development
                                  Shares     Amount     Shares    Amount   Par Value      Stage
                               ----------- --------- ----------- --------- ----------  -----------
BALANCE, October 5, 1999                -  $      -           -  $      -  $       -   $        -

Issuance of 11,500,000
  shares common stock for
  cash at $.001 per share,
  October, 1999                         -         -  11,500,000    11,500          -            -

Net loss for the period ended
  November 30, 1999                     -         -           -         -          -         (103)
                               ----------- --------- ----------- --------- ----------  -----------
BALANCE, November 30
  1999                                  -         -  11,500,000    11,500          -         (103)
                               =========== ========= =========== ========= ==========  ===========


    The accompanying notes are an integral part of this financial statement.

                           1STOPSALE.COM HOLDINGS INC.
                          [A Development Stage Company]

                             STATEMENT OF CASH FLOWS

                         NET INCREASE (DECREASE) IN CASH

                                                           From Inception
                                                            on October 5,
                                                            1999 Through
                                                          November 30, 1999
                                                          -----------------
Cash Flows to Provided by Operating Activities:
  Net loss                                                   $       (103)
  Adjustments to reconcile net loss to
    net cash used by operating activities:
     Changes is assets and liabilities:
          Increase in accounts payable related party                  103
                                                             ------------
            Net Cash Provided (Used) by Operating Activities            -
                                                             ------------
Cash Flows Provided by Investing Activities                             -
                                                             ------------
            Net Cash Provided by Investing Activities                   -
                                                             ------------
Cash Flows Provided by Financing Activities:

Proceeds from issuance of common stock                             11,500
                                                             ------------

            Net Cash Provided by Financing Activities              11,500
                                                             ------------
Net Increase in Cash                                               11,500

Cash at Beginning of Period                                             -
                                                             ------------
Cash at End of Period                                        $     11,500
                                                             ============

Supplemental Disclosures of Cash Flow Information:

  Cash paid during the period for:
   Interest                                                  $         -
   Income taxes                                              $         -

Supplemental Schedule of Noncash Investing and Financing Activities:

   For the period ended November 30, 1999:
       None

    The accompanying notes are an integral part of this financial statement.

                           1STOPSALE.COM HOLDINGS INC.
                          [A Development Stage Company]

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - 1StopSale.com Holdings Inc. (the Company) was organized under the laws of the State of Delaware on October 5, 1999. The Company has not commenced planned principal operations and is considered a development stage company as defined in SFAS No. 7. The Company is planning to engage in building a network of Internet based retail operating companies, joint ventures, strategic alliances and partnerships. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Organization Costs - Organization costs, which reflects amounts expended to organize the Company, amounted to $103 and were expensed during the period ended November 30, 1999.

Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". [See Note 6]

Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

Recently Enacted Accounting Standards - SFAS No. 130, "Reporting Comprehensive Income", SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", SFAS No. 132, "Employer's Disclosure about Pensions and Other Postretirement Benefits", SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAS No. 134, "Accounting for Mortgage-Backed Securities..." were recently issued. SFAS No. 130, 131, 132, 133 and 134 have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 2 - CAPITAL STOCK

Preferred Stock - The Company has authorized 500,000 share of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors. No shares are issued and outstanding at November 30, 1999.

Common Stock - During October 1999, in connection with its organization, the Company issued 11,500,000 shares of its previously authorized, but unissued common stock. The shares were issued for cash of $11,500 (or $.001 per share).

NOTE 3 - INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. At November 30, 1999 there were no material deferred tax assets or liabilities, current or deferred tax expense, or net operating loss carryforwards.

NOTE 4 - RELATED PARTY TRANSACTIONS

Management Compensation - As of November 1999, the Company has not paid any compensation to any officer or director of the Company.

Office Space - The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his/her offices as a mailing address, as needed, at no expense to the Company.

Accounts Payable - Related Party - During October 1999, an officer/shareholder of the Company paid organizational costs in the amount of $103 on behalf of the Company. The Company recorded a related party accounts payable in the amount of $103.

NOTE 5 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed, has incurred losses since its inception and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 6 - LOSS PER SHARE

The following data shows the amounts used in computing loss per share:

                                                           From Inception
                                                            on October 5,
                                                            1999 Through
                                                          November 30, 1999
                                                          -----------------

Loss from continuing operations
available to common shareholders
(numerator)                                                  $      (103)
                                                             ============

Weighted average number of
common shares outstanding used
in loss per share for the period
(denominator)                                                 11,500,000
                                                             ============

NOTE 7 - SUBSEQUENT EVENTS

Proposed Public Offering of Common Stock - The Company is proposing to make a public offering of 5,000,000 shares of its previously authorized but unissued common stock. The Company plans to file a registration statement with the United States Securities and Exchange Commission on Form SB-2 under the Securities Act of 1933. An offering price of $.20 per share has been arbitrarily been determined by the Company. The offering will be managed by the Company without any underwriter. The Company plans to have officers of the Company sell the shares without any discounts or other commissions.

No dealer, salesperson or any other person is authorized to give any information or to make any representations in connection with this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or is unlawful. The delivery of this prospectus shall not, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date of the prospectus.



                              [LOGO 1STOPSALE.COM]



                           1STOPSALE.COM HOLDINGS INC.




                                5,000,000 Shares


                                  Common Stock


                                 $0.20 Per Share




                                 --------------

                                   PROSPECTUS

                                 --------------






                           1STOPSALE.COM HOLDINGS INC.
                              1422 Chestnut Street
                              Suite 410, 4th Floor
                           Philadelphia, PA 19102-2510
                                 (215) 569-9175


                                  July 21, 2000

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the issuer are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

1. Section 145 of the Delaware General Corporation Law provides that each corporation shall have the following powers:

(a) A corporation may indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders;

(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay the amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be paid upon such terms and conditions, if any, as the board of directors deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

(h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of the employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to this section shall, unless otherwise provided when authorized or ratified, continues as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

2. The Issuer's Articles of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Delaware General Corporation Law. The bylaws provide for indemnification in accordance with the foregoing statutory provisions.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

                                            Amount

SEC registration fee                     $    264.00
Blue sky fees and expenses                  6,000.00
Printing and shipping expenses              4,000.00
Legal fees and expenses                    35,000.00
Accounting fees and expenses                5,000.00
Transfer and Miscellaneous expenses         4,736.00
                                         ------------
       Total                             $ 55,000.00

* All expenses are estimated except the Commission filing fee.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

The following sets forth information relating to all previous sales of Common stock by the Registrant which sales were not registered under the Securities Act of 1933.

In connection with our organization, our founding shareholder, William Tay, paid an aggregate of $11,500 cash to purchase 11,500,000 shares of our common stock on October 6, 1999. These transactions were not registered under the Securities Act of 1933 (the "Act") in reliance on the exemption from registration in Section 4(2) of the Act. The securities were offered and sold without any general solicitation to persons affiliated with the Issuer as founding shareholders, are subject to the resale provisions of Rule 144 and may not be sold or transferred without registration except in accordance with Rule 144. Certificates representing the securities bear such a legend.

ITEM 27. EXHIBITS INDEX.

The exhibits marked with an "*" have already been filed. The remaining exhibits are filed with this Registration Statement:

Number            Exhibit Name
------            ------------
*1.1              Subscription Agreement
*3.1              Articles of Incorporation
*3.2              By-Laws
 5.0              Opinion Regarding Legality
23.1              Consent of Expert
24.1              Consent of Counsel
*27               Financial Data Schedule

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Articles of Incorporation and By-Laws.

ITEM 28. UNDERTAKINGS.

The undersigned registrant undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

I. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

II. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

III. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Delaware law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Philadelphia, State of Pennsylvania, on July 21, 2000.

(Registrant)                       1StopSale.com Holdings Inc.

By (signature and title)           /s/ William Tay
                                   ----------------------------------
                                   President, Treasurer, and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

(signature)                        /s/ William Tay
                                   ----------------------------------
(title)                            President, Chief Executive Officer,
                                   Secretary, Chairman of the Board
(date)                             July 21, 2000

(signature)                        /s/ William Tay
                                   ----------------------------------
(title)                            Chief Accounting Officer
(date)                             July 21, 2000

                     As filed with the SEC on July 21, 2000
                         SEC Registration No. 333-93647




                       SECURITIES AND EXCHANGE COMMISSION



                             WASHINGTON, D.C. 20549







                                    EXHIBITS

                                       TO

                             REGISTRATION STATEMENT

                                  ON FORM SB-2

                                      UNDER

                           THE SECURITIES ACT OF 1933








                           1STOPSALE.COM HOLDINGS INC.






  (Consecutively numbered pages 51 through 58 of this Registration Statement)

                                INDEX TO EXHIBITS

-------------------------------------------------------------------------
SEC REFERENCE           TITLE OF DOCUMENT             LOCATION
NUMBER
-------------------------------------------------------------------------

1.1                     Subscription Agreement        Previous Filing

-------------------------------------------------------------------------

3.1                     Articles of Incorporation     Previous Filing

-------------------------------------------------------------------------

3.2                     Bylaws                        Previous Filing

-------------------------------------------------------------------------

5                       Consent of Hoge Carter        This Filing
                        Holmes PLLC                   Page 54
-------------------------------------------------------------------------

23                      Consent of Pritchett, Siler   This Filing
                        & Hardy, P.C.                 Page 57
-------------------------------------------------------------------------

27                      Financial Data Schedule       Previous Filing

-------------------------------------------------------------------------